UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

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Securities Exchange Act of 1934

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AEROJET ROCKETDYNE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

COMMITTEE FOR AEROJET ROCKETDYNE SHAREHOLDERS AND VALUE MAXIMIZATION

comprised of the following individuals

speaking individually and not as or on behalf of the company:

GAIL BAKER

MARION C. BLAKEY

MAJ. GEN. CHARLES F. BOLDEN, USMC (RET.)

GENERAL KEVIN P. CHILTON, USAF (RET.)

THOMAS A. CORCORAN

EILEEN P. DRAKE

DEBORAH LEE JAMES

GENERAL LANCE W. LORD, USAF (RET.)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Investor Update th June 6 , 2022 Important: These materials are provided by Eileen P. Drake, General Kevin Chilton, USAF (Ret.), General Lance Lord, USAF (Ret.) and Thomas Corcoran on their own behalf, and not on behalf of Aerojet Rocketdyne Holdings, Inc.

Important Information, Forward Looking Statements and Non-GAAP Measures These materials are provided by Eileen P. Drake, General Kevin Chilton, USAF (Ret.), General Lance Lord, USAF (Ret.) and Thomas Corcoran (the “Non-Steel Directors”) on their own behalf, and not on behalf of Aerojet Rocketdyne Holdings, Inc. (the “Company”). On June 1, 2022, the Non-Steel Directors filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s special meeting of stockholders. Stockholders are advised to read the proxy statement because it contains important information. Stockholders may obtain a free copy of the proxy statement, any amendments or supplements to the proxy statement and other documents that the Non-Steel Directors file with the SEC from the SEC’s website at www.sec.gov. These materials contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements in these materials are based on current expectations and are subject to risks, uncertainty and changes in circumstances, which could cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “believe,” “could,” “expect,” and similar expressions are generally intended to identify forward-looking statements. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in the forward-looking statements. Financial data presented is derived from audited financial statements. These materials also contains non-GAAP financial measures. A reconciliation of these financial measures to the nearest GAAP measure is included in these materials.

Executive Summary • Aerojet Rocketdyne has delivered strong returns under the leadership of its CEO, Eileen Drake o Since she was appointed permanent CEO in November 2015, the Company has delivered 183% TSR, 1 outperforming the S&P 500 and peers by 57% and 53%, respectively o The future also is bright – the management team has secured strategic program wins that provide visibility into 2 long-term value, and created a near-record backlog of more than 3x annual revenue o Announced a high premium sale to Lockheed, which ultimately was blocked by the FTC • In February 2022 Warren Lichtenstein, Aerojet Rocketdyne’s Executive Chair and the CEO of Steel Partners, launched a proxy fight and litigation to replace the Aerojet Rocketdyne directors who do not have ties to Steel Partners/Lichtenstein o Mr. Lichtenstein and people connected with him currently comprise 4 of the 8 directors on the Company’s Board o In January 2022, facing a then-ongoing internal investigation into charges of misconduct, Mr. Lichtenstein attempted to abuse his position as Board chairman to force the AJRD Board to approve a related-party agreement with Steel Partners that would: ❖ Guarantee Lichtenstein’s nomination at the 2022 annual meeting regardless of the results of the investigation, and ❖ Remove one of the incumbent independent directors to effectively give control of the Board to Lichtenstein and the three directors with ties to Steel Partners o When CEO and Board member Eileen Drake and the three directors unaffiliated with Steel Partners opposed the Steel Partners proposed agreement, Steel Partners submitted a notice of nomination for the 2022 annual meeting ❖ After submitting its original slate in January 2022, Steel Partners has since revised its slate in June 2022 to remove two existing directors aligned with Lichtenstein / Steel Partners following their testimony in Court ❖ Their new slate is comprised of Lichtenstein, an incumbent director affiliated with Steel Partners, and six new nominees hand-picked by Steel Partners, including friends and two nominees who have provided consulting services to Steel Partners and affiliates (one of whom Lichtenstein announced will be appointed as CEO, if Steel Partners takes control of the Company) 1. Reflects performance from 11/23/15 (date of Eileen Drake's Employment Agreement) to 6/3/22 2. Reflects backlog as of 12/31/21 1

Executive Summary (Cont’d) • Following Steel Partners’ nomination of a slate to take control of the Board: o Eileen Drake and the Non-Steel Directors were able to assemble a world-class slate of highly-qualified and independent nominees with a track record of success o Mr. Lichtenstein and Steel Partners launched costly litigation to relentlessly attack the Non-Steel Directors in an attempt to bully the Non-Steel Directors from pursuing their slate o Mr. Lichtenstein originally stated that he wanted an annual meeting to occur during the first week of May 2022; however, after Ms. Drake was able to assemble a slate of independent director nominees, Mr. Lichtenstein sought to delay the annual meeting until as late as July o Mr. Lichtenstein filed an HSR notice in early April indicating an intention to acquire up to $1bn of AJRD voting securities – or close to a third of AJRD’s market cap – in order to effectively control any vote; however, after he received criticism for this tactic, he subsequently committed in a court hearing to not acquire any additional stock before the annual meeting record date o An independent investigation into Lichtenstein, of which the results were released in May 2022, concluded that he engaged in a pattern of misconduct, and Lichtenstein was formally reprimanded by the Non-Management 1 Committee of the Board o After two of his original slate who are current directors on the Aerojet Rocketdyne Board testified at the recent trial, including one who said Mr. Lichtenstein had conflicts, these two were dropped and replaced by two new last-minute candidates 1. The Non-Management Committee of the Board is comprised of the Board’s non-executive directors (i.e., all directors other than Drake and Lichtenstein) 2

Executive Summary (Cont'd)

- **Mr. Lichtenstein has been a poor steward of shareholder value**
  - Mr. Lichtenstein was paid **~$7 million in salary in 2020** for his Executive Chair role, with similar high salary payments in prior years[1], but only now is criticizing Company strategy and destroying value
  - During the period starting on the date Mr. Lichtenstein originally joined the Board in 2008 until Ms. Drake was named permanent CEO, the Company **underperformed the S&P 500 and its proxy peers by more than 30%**[2]
  - Under his oversight the Company's pension fund has fallen from a $60mm+ overfunded position in 2008 to an underfunded position of ~($275mm) today; perhaps not surprisingly, he has resisted an audit of the pension fund's performance
  - He has sold down his position from more than 14% to ~5% today (while 4 of his 8 director selections remain on the board)[3]
  - Mr. Lichtenstein has demonstrated that he is completely out of touch with the Company, launching a website in support of his proxy fight with images of Russian rockets rather than those manufactured by Aerojet Rocketdyne
- **It is time for shareholders to remove the Steel Partners Directors and support the Independent Slate at the upcoming Special Meeting**
  - The Independent Slate is comprised of the 4 Non-Steel Directors currently serving on the Board and 4 new independent nominees identified by an independent search firm (all with successful track records and relevant experience)
  - The Independent Slate will act in the best interest of all shareholders, including evaluating all opportunities to maximize shareholder value

1. Company filings (14A as of 3/19/21)
2. Reflects performance from 3/5/08, when Steel Partners first gained board representation at Aerojet Rocketdyne (then GenCorp), to 11/23/15
3. SEC filings (13D as of 3/5/08 and 4/21/22)

3

Aerojet Rocketdyne’s Recent Value Creation Track Record

The Management Team has Delivered Substantial Value for Shareholders

Aerojet Rocketdyne's Current Management Has Delivered Superior Returns…

Total Shareholder Return (November 2015 – Current)[1]


183%
126%
130%
Aerojet Rocketdyne
S&P 500
AJRD Proxy Peers

… After the Company Underperformed During Steel Partners' Prior Involvement

Total Shareholder Return (March 2008 – November 2015)[2]


53%
85%
84%
Aerojet Rocketdyne
S&P 500
AJRD Proxy Peers

- During the five years before Steel Partners gained board representation, returns exceeded the S&P 500 by 12 percentage points[3]
- Once Steel Partners joined the Board, the company significantly underperformed
- Aerojet Rocketdyne's current management team has reversed this track record, beating the S&P 500 by 57 percentage points and its proxy peers by 53 percentage points
- Aerojet Rocketdyne's stock traded down when Steel Partners publicly announced their proxy fight[4]

Source: Company filings, FactSet as of 6/3/22

Note: AJRD Proxy Peers represents capitalization-weighted total shareholder return of AAR, Barnes Group, BWX Technologies, Crane, Curtiss-Wright, Heico, Hexcel, Kaman, Kratos, MOOG, Mercury Systems, Teledyne Technologies, Triumph Group and Woodward

1. Reflects performance from 11/23/15 (date of Eileen Drake's Employment Agreement) to 6/3/22
2. Reflects performance from 3/5/08, when Steel Partners first gained board representation at Aerojet Rocketdyne (then GenCorp), to 11/23/15
3. Reflects performance from 3/5/03, five years before Steel Partners first gained board representation at Aerojet Rocketdyne (then GenCorp), to 3/5/08
4. Reflects performance from 2/1/22, when Steel Partners announced nomination of full slate of directors for Aerojet Rocketdyne's 2022 annual meeting, to 2/2/22; Aerojet Rocketdyne's stock price fell by ~1.6%, while the S&P 500 and proxy peers were up ~0.9% and ~0.3%, respectively

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Wall Street Believes in AJRD and Current Management’s Trajectory of Success “Eileen Drake and the AJRD management team have delivered an incredible corporate turnaround +10% since they were installed by the Chairman who is currently saying they did a terrible job. The company's financials are a thing of beauty if you know what beauty looks like in leveraged finance. So if Drake and co emerge from the pad fire badly burned but still alive? We're in. No Drake and co? We're not in.” (emphasis added) – Cestrian Capital Research, 2/16/22 “Over the past several years, AJRD has streamlined operations through facility consolidation and +10% technology investments which has led to improved performance and the capture of new business with current backlog of 3X revenues. Q4 performance was a strong step toward reemerging as an independent with the Q pointing to the attractive revenue growth profile tied to emerging needs around missile defense and GBSD, hypersonics and broader space propulsion.” (emphasis added) – Jefferies, 2/18/22 “As Aerojet's Lockheed deal unraveled, longtime Chairman Warren Lichtenstein launched a proxy fight, +10% with CEO Eileen Drake among the directors he seeks to replace…It's hard for Aerojet to engage with investors or discuss its strategy before all this is resolved and while Ms. Drake has called for setting a date for the shareholder meeting, we do not have one yet.” (emphasis added) – JP Morgan, 4/7/22 Source: Wall Street research 5

Aerojet Rocketdyne’s Management Team Has a Track Record of Executing and Delivering Value 183% 130% 126% Total Compelling returns superior to market and Shareholder industry benchmarks 1 Return Aerojet Rocketdyne S&P 500 AJRD Proxy Peers CAGR: 4.4% $2,188 $1,761 Sustained growth in revenue, driven by key program wins and realization of robust Revenue backlog 2016 2021 CAGR: 8.3% $299 Successful implementation of operational $200 Adjusted initiatives, investments in advanced manufacturing, facility modernization and EBITDAP* workforce 2016 2021 CAGR: 19.5% $1.97 Disciplined approach to operations, Adjusted strategic cash deployment driving EPS $0.81 EPS* growth 2016 2021 Source: Company filings, FactSet as of 6/3/22 Note: AJRD Proxy Peers represents capitalization-weighted total shareholder return of AAR, Barnes Group, BWX Technologies, Crane, Curtiss-Wright, Heico, Hexcel, Kaman, Kratos, MOOG, Mercury Systems, Teledyne Technologies, Triumph Group and Woodward * Non-GAAP measure, see appendix for reconciliation 1. Reflects performance from 11/23/15 (date of Eileen Drake's Employment Agreement) to 6/3/22 6

The Management Team Has Positioned Aerojet Rocketdyne for Continued Value Creation 1 Enhanced capabilities to capture key program wins Drove near-record backlog with a diversified mix of programs 2 providing visibility on future growth 3 Enacted operational improvements driving margin expansion Aerojet Rocketdyne Will Proactively Evaluate All Financial, Strategic and Operational Opportunities to Drive Additional Shareholder Value 7

1 Significant Program Momentum

	Lifetime Value[1]	Highlights
 ULA	Not Publicly Disclosed	• Recently awarded contract for 116 RL10C-X engines (38 launches) on ULA's Vulcan Centaur rocket utilized in launch of Amazon's Kuiper satellite constellation • Decades-long relationship with ULA and its joint venture partners • RL10 engine currently powers upper stages of ULA's Atlas V and Delta IV launch vehicles • Supporting transition to 3D-printed main injector and main combustion chamber
 GBSD	$264B Through 2075	• Replacement for legacy intercontinental ballistic missile (ICBM) system • Developing a large solid rocket motor and post-boost propulsion system • AJRD partnered with Northrop Grumman on winning bid, awarded in Sept. 2020 • Decades-long program core to U.S. nuclear deterrence strategy
 NGI	$17.7B Through 2028+	• Never-fail, early detection ballistic missile defense system • Provides a broad range of products for liquid & solid Divert & Attitude Control Systems, solid rocket boost motors and targets • Awarded in March 2021, downselected with both NOC / RTX and LMT teams, ensuring program participation
 Artemis	$1.8B Through 2023	• Next Moon exploration program, including landing the first woman & person of color, and subsequently Mars exploration • Providing the main engines and second stage engine • Awarded in September 2021
 Hypersonics	$1.0B+ Through 2030+	• Maneuverable strike weapons capable of surpassing Mach 5 • Developing hydrocarbon-fueled and cooled scramjet motors • Multiple recent awards, with customers including LMT, BA, RTX, MDA and DARPA • Essential to close gap to Chinese and Russian capabilities
 Standard Missile	$1.0B Through 2026	• Naval defense systems against anti-ship missiles and aircraft • Produces two solid propellant rocket motors, both initial propulsion and trajectory follow through stages • Awarded in December 2019, through partnership with Raytheon

Source: Company filings, press releases, Company websites, U.S. Department of Defense, Federation of American Scientists, Arms Control Association

1. Reflects publicly available forecasts of total program value over currently estimated lifecycle

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Robust Backlog and Diverse Portfolio 2 Continue to Drive Visible Growth $6.8 $6.7 $5.4 $4.6 $4.5 $4.1 Backlog ($B) (2016 – 2021) 2016 2017 2018 2019 2020 2021 Years Revenue 2.6x 2.5x 2.2x 2.7x 3.2x 3.1x Coverage • Success with large, multi-year awards Program Tailwinds Drive Future • Diversified portfolio of programs and markets served Revenue Growth • Alignment with DoD budget priorities supports robust growth outlook Source: Company filings 9

3 Consistent Revenue and Adj. EBITDAP Growth Net Sales Key Drivers % Growth 6.6% 1.0% 4.5% 4.6% 5.6% • Large, multi-year awards, including $2,188 $2,073 Ground-Based Strategic Deterrent $1,982 $1,896 $1,877 $1,761 (“GBSD”) and Terminal High Altitude Area Defense (“THAAD”) drive visible revenue growth and enhanced operating leverage • Strategic investments in advanced manufacturing processes and facility 2016 2017 2018 2019 2020 2021 modernization for NASA’s SLS & Artemis programs, GBSD and * Adjusted EBITDAP hypersonics programs $299 1 $272 $270 $262 • Expanding and training highly-skilled $223 workforce → 70%+ growth over the $200 last five years 13.8% 13.7% 13.6% 13.0% 11.9% • Key high-return investments in 11.3% hypersonic propulsion, counter- +10% ballistic and counter-hypersonic technologies and additive 2016 2017 2018 2019 2020 2021 manufacturing Adj. EBITDAP Margin Source: Company filings Note: $ in millions | 1. Excludes one-time environmental recovery benefit of $43mm ($305mm in Adjusted EBITDAP and 14.6% EBITDAP margin inclusive of benefit) * Non-GAAP Measure. See reconciliation in appendix. 10

Our Path Forward to Create Shareholder Value 5 Year strategic plan to extend world-class capabilities and leadership position in defense and space propulsion systems ✓ Judicious and transparent approach to optimizing the capital structure and continuing to return substantial capital to shareholders through redemption of the convertible debt and renewing the share buyback program ✓ Next phase of the Competitive Improvement Plan (CIP) to deliver superior balance of system performance, margin expansion, reliability, schedule and continuous cost improvements ✓ Additional Capital Expenditures and Independent Research & Development (IR&D) plan to improve operational efficiencies/competitiveness, foster cutting-edge innovation, and support new business growth ✓ Technology portfolio plan aligned with key opportunities in Strategic Plan – Hypersonics and Hypersonic Defense – Space Nuclear Power – Next Generation Interceptors – Resilient National Security Space ✓ M&A targets identified to include forward integration pursuits in Military & Commercial Space segments to offset concentration in Space Exploration ✓ Near-term sale of excess real estate assets to generate additional free cash flow for return to shareholders ✓ Take a fresh look at the strategic landscape, including evaluating a potential sale of the company 11

The Independent Slate Is the Superior Choice for Shareholders

The Independent Slate Consists of Value Creators with Strong Backgrounds…

Existing Independent Directors



Eileen Drake
President & CEO, Aerojet Rocketdyne
Director since 2015

- Extensive leadership and strategy experience as Aerojet Rocketdyne's **President & CEO** since 2015
- Has delivered **substantial value creation** for Aerojet Rocketdyne shareholders since becoming CEO, driven by substantially enhanced profitability and performance
- **Outside Boards:** Woodward



Kevin Chilton
Former Commander, U.S. Strategic Command
Director since 2018

- Over **45 years** of direct A&D leadership experience
- **Commander of U.S. Strategic Command**, where he was responsible for plans and operations for all U.S. forces conducting strategic nuclear deterrence, space and cyberspace operations
- **Outside Boards:** Lumen Technologies



Thomas Corcoran
Former President & CEO, Gemini Air Cargo (a former Carlyle Portfolio Company)
Director since 2008

- **Extensive senior leadership experience** as CEO of Gemini Air Cargo, CEO of Allegheny Teledyne, and COO of Lockheed Martin's Electronic Systems and Space & Strategic Missiles sectors
- **Institutional shareholder perspective** as a former Senior Advisor to the Carlyle Group for nearly 16 years
- **Outside Boards:** L3Harris Tech.



Lance Lord
Former Commander, U.S. Air Force Space Command
Director since 2015

- Over **37 years** of direct A&D leadership experience
- **Commander of U.S. Air Force Space Command**, where he was responsible for the development, acquisition and operation of Air Force space and missile weapon systems
- **Outside Boards:** Frequency Electronics

Independent Nominees



Gail Baker
Former President of Aftermarket Services, Collins Aerospace
Nominee

- Extensive A&D business development and strategy experience
- Former President of After Market Services at **Collins Aerospace**, where she led the strategic planning and management of an $11 billion worldwide commercial and military aftermarket business
- **Current Private Boards:** Leonardo DRS, AIP-CAS Holdings



Marion Blakey
Former Administrator, FAA Former President and CEO, Rolls-Royce N.A.
Nominee

- Extensive leadership experience as **FAA Administrator**, where she managed 44,000 employees and a $14bn budget, and Chair of NTSB
- Also served as **President and CEO of Rolls-Royce North America** Inc. and President and CEO of the Aerospace Industries Association
- **Current Boards:** Sun Country Airlines, Eve Holding, New Vista Acquisition Corp.



Charles Bolden
Former Administrator, NASA
Nominee

- Over **34 years** of direct A&D leadership experience
- Served as **NASA Administrator** for 8 years and as a member of NASA's Astronaut Office for 14 years, traveling into orbit four times aboard the space shuttle
- **Current Boards:** Atlas Air Worldwide



Deborah Lee James
Former Secretary, U.S. Air Force
Nominee

- Extensive leadership experience, including as the **23rd Secretary of the U.S. Air Force**
- Also held various executive positions during a 12-year tenure at Science Applications International Corporation, including as Sector President, Technical and Engineering of the Government Solutions Group
- **Current Boards:** Textron, Unisys

Independent Nominees sourced with the help of an independent search firm

Source: Committee for Aerojet Rocketdyne Shareholders and Value Maximization, BoardEx

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… With Deep and Relevant Experience Existing Independent Directors Independent Nominees Marion Blakey Charles Bolden Deborah Lee James Eileen Drake Kevin Chilton Thomas Corcoran Lance Lord Gail Baker Military / Government Experience Corcoran Enterprises Corporate Leadership Transaction sale to sale to merger with sale to acquisition of acquisition of acquisition of acquisition of Experience Current Public Company Directorship Source: Committee for Aerojet Rocketdyne Shareholders and Value Maximization, BoardEx 13

Eileen Drake has been Recognized Time and Time Again for Her Leadership in the Aerospace and Defense Sector • Named 2022 Woman of the Year by THE MUSES of the California Science Center Foundation, which recognizes women who have made outstanding contributions in the fields of science, technology, engineering, mathematics (STEM) and business • In 2021 Gabelli Funds named Eileen Drake to their Management Hall of Fame for creating shareholder wealth, earning a superior rate of return over the long term, practicing the virtues of capital accumulation and enhancing Gabelli's clients’ investment success • Recipient of the 2020 John W. Dixon Award by the Association of the United States Army (AUSA), its highest award for a leader in industry, recognizing distinguished service resulting in outstanding contributions to national defense by a member of the industrial community • Appointed in 2020 to the National Space Council Users’ Advisory Group (UAG), a federal advisory committee that advises the National Space Council • Recognized as one of 2019’s Most Influential Corporate Directors by WomenInc. Magazine • Appointed to the 2019 Executive Committee of the Aerospace Industries Association (AIA), the leading U.S. aerospace and defense trade association • Presented with the 2017 CEO of the Year Award by the Federal Law Enforcement Foundation (FLEF) in honor of her service to the nation as a U.S. Army aviator and as a leader in the aerospace and defense sectors Source: Reuters, Financial Times, PR Newswire, Business Wire, GlobeNewswire, Aerospace Industries Association 14

The Steel Partners Slate Consists of Selected "Friends" that Lack Relevant Experience and/or Independence

Nearly All of Steel Partners Slate are "Friends" of Steel Partners / Mr. Lichtenstein…



CEO of Steel Partners Holdings
Lichtenstein
Winter
Consultant to affiliates of Steel Partners
Turchin
Grandfather of Mr. Lichtenstein's Chief of Staff at Steel Partners; sons are longtime friends of Mr. Lichtenstein[1]
Nelson
Signatory on behalf of Fifth Third Bank among a syndicate of bank lenders for a $600mm revolving credit facility to subsidiaries of Steel Partners Holdings; personal friend of Mr. Lichtenstein[1]
Wood
Personal friend of Mr. Lichtenstein[1]
Tucker
Paid consultant for Steel Partners
Maguire
Personal friend of Mr. Lichtenstein[1]

…and the Steel Partners Nominees are Unqualified to Serve on Aerojet Rocketdyne's Board



Tucker

- No prior experience serving on a public company board
- No prior CEO experience and since 2020 has been a paid consultant for Steel Partners



Nelson

- Lacks any relevant A&D sector experience or public company executive experience
- No prior experience serving on a public company board
- Personal friend of Mr. Lichtenstein[1]



Maguire

- While on CommScope board, TSR underperformed the S&P 500 by 196%[2]
- Personal friend of Mr. Lichtenstein[1]



Wood

- No prior experience serving on a public company board
- Personal friend of Mr. Lichtenstein[1]



Winter

- No prior experience serving on a public company board
- Consultant to affiliates of Steel Partners



Jonas

- While on Virgin Galactic board, TSR underperformed the S&P 500 by 79%[2]

Source: WSJ, SEC filings, BoardEx, FactSet

1. Per Mr. Lichtenstein's testimony in Delaware Court
2. Reflects performance from when nominee first joined the company board to 6/3/22

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Results of Independent Investigation Found Lichtenstein Engaged in a Pattern of Misconduct • Results of independent counsel’s investigation were delivered in March 2022, and released publicly more than two months later • The report concluded that Mr. Lichtenstein engaged in multiple acts of misconduct 1 • As a result, the Non-Management Committee formally and unanimously reprimanded Mr. Lichtenstein and mandated that he comply in the future with the Company’s Code of Conduct May 2, 2022: +10% “Mr. Lichtenstein acted improperly in taking those actions, including by failing to follow the directives given to him in the Guidance Memo. This memorandum is a formal reprimand for that conduct, and a mandate to Mr. Lichtenstein that he comply with the Company’s Code of Conduct” (emphasis added) - Memorandum Prepared by the Non-Management Committee of the Board of Directors of the Company Regarding its Investigation 1. The Non-Management Committee of the Board is comprised of the Board’s non-executive directors (i.e., all directors other than Drake and Lichtenstein) 16

Lichtenstein's Ever-Evolving Positions on Key Issues

	Original Lichtenstein Position	Current Lichtenstein Position
Timing of Annual Meeting	• January 2022: Mr. Lichtenstein pushes for an AGM to occur during the first week of May • April 2022: After Ms. Drake nominates a highly qualified slate to counter the Steel Partners faction, Mr. Lichtenstein proposes a June 27th AGM, contingent on the conclusion of his litigation	• May 2022: Mr. Lichtenstein seeks to further delay the annual meeting to July 12th
Slate	• January 2022: Mr. Lichtenstein nominates a slate of 7 directors, including current Aerojet Rocketdyne directors / "friends" of Steel Partners James Henderson and Audrey McNiff	• June 2022: After two of his original slate who are current directors on the Aerojet Rocketdyne Board testified at the recent trial, including one who said Mr. Lichtenstein had conflicts, these two were dropped and replaced by two new last-minute candidates
Release of Independent Investigation	• May 2022: Mr. Lichtenstein's legal counsel argues strenuously at a court hearing in Delaware that the internal investigation into Mr. Lichtenstein's conduct should not be disclosed by the Board	• May 2022: One day later, Mr. Lichtenstein issued a press release calling for the disclosure of the investigation, claiming that it had been "mischaracterized." However, the independent committee of the Board specifically and unanimously reprimanded Mr. Lichtenstein
Stake Building	• April 2022: Mr. Lichtenstein files an HSR notice indicating an intention to acquire up to $1bn of AJRD voting securities – or close to a third of AJRD's market cap – in order to effectively control any vote	• May 2022: Mr. Lichtenstein commits in a court hearing in Delaware not to acquire any additional stock before the annual meeting record date
Background of the Lockheed Acquisition	• February 2021: Per the merger proxy, the idea of an acquisition by Lockheed came up during a conversation between AJRD's Greg Jones and Lockheed's Robert Mullins	• June 2022: In Mr. Lichtenstein's proxy statement supporting his activism campaign, he now claims he originally proposed to Lockheed that they consider an acquisition of AJRD even though such conversation is nowhere to be found in the merger proxy

17

Correcting Lichtenstein’s False Statements & Mischaracterizations False Claims by Lichtenstein Setting the Record Straight Underperformance Under Current • Under Ms. Drake’s tenure as CEO, the Company has delivered 183% TSR, 1 Management outperforming the S&P 500 and peers by 57% and 53% , respectively • The Company was recently awarded its largest contract in its history, and Lacks Strategic Vision has achieved significant growth, margin expansion, and a significant backlog with multiple high-value contracts and cutting-edge technology • The independent slate will evaluate ALL opportunities to maximize shareholder Unwilling to Consider a Sale of the value, including a potential sale of the Company (which the Board has already Company proven willing to do when it signed a deal with Lockheed Martin) Independent Investigation was • The investigation was approved by ALL of the non-executive directors of the Self-Serving & Wasteful board and resulted in a reprimand for Mr. Lichtenstein’s behavior • The Independent Slate is using its own personal resources to defend itself, as Misusing Company Resources compared to the vast Steel Partners resources that Lichtenstein is deploying • Lichtenstein has pursued massive, wasteful data requests and intimidating Talent Retention Issues correspondence to management; AJRD’s COO and GC subsequently resigned • Blatant falsehood – Ms. Drake has previously committed to waive any change Drake Seeks a Large Change-of- of control “trigger” that could result from the election of the Independent Slate Control Payout at the upcoming stockholder meeting 1. Reflects performance from 11/23/15 (date of Eileen Drake's Employment Agreement) to 6/3/22 18

Steel Partners' Tactics Have Been Counter to Shareholders' Interests

- ✕ Steel Partners continues to have four of its selected directors on the Board, despite cutting its position from more than 14% in 2008 to ~5% today[1]
- ✕ Lichtenstein and his allies' criticism began only after the Board launched investigation into Lichtenstein's conduct
- ✕ In January 2022, Mr. Lichtenstein tried to force the Board to approve a written contract between the Company and Steel Partners to guarantee his re-election as chairman at the 2022 Annual Meeting
- ✕ Mr. Lichtenstein engaged in a systematic campaign to delay the timing of the Annual Meeting, including by bringing litigation across the country
- ✕ An independent investigation into Lichtenstein, released in May 2022, concluded that he engaged in a pattern of misconduct, and Lichtenstein was formally reprimanded and mandated to comply with the Company's Code of Conduct
- ✕ Steel Partners is using its vast corporate resources to attack and disparage a high performing management team – since Eileen became CEO, AJRD has outperformed peers; during Warren's tenure prior to Eileen, the Company underperformed
- ✕ Mr. Lichtenstein has recently inundated employees with massive data requests and intimidating correspondence – reflecting a lack of understanding of the business, a waste of Company resources and a clear threat to AJRD's ability to hold together its employee base and maintain its client relationships
- ✕ Mr. Lichtenstein was paid millions as Executive Chair (~$7mm in 2020) despite criticizing Company strategy; he launched a website in support of his proxy fight with images of Russian rockets rather than those manufactured by Aerojet Rocketdyne, demonstrating his lack of familiarity with the business
- ✕ Mr. Lichtenstein has been involved in Aerojet Rocketdyne's pension fund since joining the Board in 2008, which has performed poorly, turning an overfunded position of $60mm+ in 2008 to an underfunded position of ~($275mm) today; despite this performance Mr. Lichtenstein continues to resist an audit of the pension fund

1. SEC filings (13D as of 3/5/08 and 4/21/22)

19

A Vote for the Independent Slate Is a Vote for Shareholders’ Interests If elected, our Independent Slate will undertake the following actions to benefit all shareholders: ✓ Commence a comprehensive review of strategic, financial and capital allocation alternatives and opportunities seeking to maximize shareholder value, including exploring a potential sale of the company ✓ Eliminate the Executive Chair position and create an Independent Chair that acts on behalf of all shareholders (and saves the Company a bloated Executive Chair salary) ✓ Commit to holding quarterly earnings calls and providing financial guidance to investors (something Mr. Lichtenstein frowned upon) ✓ Further enhance the gender and racial diversity of the Board through the election of four diverse new board members, including one African-American director and three female directors ✓ Replace the leadership of the Benefits Management Committee to increase accountability for the performance of Aerojet Rocketdyne’s pension fund ✓ Continue the momentum in the business and capitalize on the opportunity in front of us We urge all shareholders to vote FOR ALL of the Independent Slate’s highly qualified director nominees on the WHITE proxy card at the upcoming special meeting 20

Appendix

Appendix: The Independent Slate’s Biographies

The Independent Slate's Biographies



Eileen P. Drake

President & CEO,
Aerojet Rocketdyne

Director since 2015

Ms. Drake has served as CEO and President of Aerojet Rocketdyne and as a member of the Board of Directors since June 2015. Immediately prior to these roles, she served as the Company's COO from March 2015 to June 2015.

Before joining Aerojet Rocketdyne, Ms. Drake held several senior positions with United Technologies Corporation (UTC), a multinational manufacturing conglomerate, from 2003 to 2015, including President of Pratt & Whitney AeroPower's auxiliary power unit and small turbojet propulsion business from 2012 to 2015. From 1996 to 2003, Ms. Drake managed production operations at both the Ford Motor Company and Visteon Corporation where she was Ford's product line manager for steering systems and plant manager of Visteon's fuel system operation. Ms. Drake also served on active duty for seven years as a U.S. Army aviator and airfield commander of Davison Army Airfield in Fort Belvoir, Virginia.

- Extensive leadership and strategy experience as Aerojet Rocketdyne's President & CEO since 2015
- Has delivered 183% TSR[1] for Aerojet Rocketdyne shareholders since Ms. Drake became permanent CEO, driven by substantially enhanced profitability and performance
- ***Current Public Directorships:*** Director of Aerojet Rocketdyne and Woodward



General Kevin P. Chilton, USAF (Ret.)

Former Commander,
U.S. Strategic Command

Director since 2018

Gen. Chilton has served as a member of the Aerojet Rocketdyne Board of Directors since 2018. Gen. Chilton has served as president of Chilton & Associates LLC, an aerospace, cyber and nuclear consulting company, since 2011, when he retired from the U.S. Air Force after over 34 years of service. He completed his career as the Commander, U.S. Strategic Command, where he was responsible for the plans and operations for all U.S. forces conducting strategic nuclear deterrence, space and cyberspace operations.

From 2006 to 2007, Gen. Chilton served as Commander of Air Force Space Command, where he was responsible for all Air Force space and nuclear ICBM programs. From 1998 to 2006, Gen. Chilton held a number of positions in the Department of Defense including: Commander of the 9th Reconnaissance Wing; Commander of the 8th Air Force; Deputy Director of Politico-Military Affairs, Asia-Pacific and Middle East; Deputy Director of Programs; and acting Assistant Vice Chief of Staff of the Air Force. From 1987 to 1998, he served as a National Aeronautics and Space Administration ("NASA") Astronaut, participating in three space shuttle flights and as Deputy Program Manager for Operations for the International Space Station Program.

- Over 45 years of direct A&D leadership experience, including as Commander of U.S. Strategic Command, where he was responsible for plans and operations for all U.S. forces conducting strategic nuclear deterrence, space and cyberspace operations
- ***Current Public Directorships:*** Director of Aerojet Rocketdyne and Lumen Technologies

Source: Committee for Aerojet Rocketdyne Shareholders and Value Maximization, BoardEx, FactSet
Note: All figures are rounded to the nearest whole number. TSR assumes dividends are reinvested. Past results are not indicative of future performance
1. Reflects performance from 11/23/15 (date of Eileen Drake's Employment Agreement) to 6/3/22

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The Independent Slate's Biographies (Cont'd)



Thomas A. Corcoran

Former President & CEO,
Gemini Air Cargo (a former Carlyle Portfolio Company)

Director since 2008

Mr. Corcoran has served as a member of the Aerojet Rocketdyne Board of Directors since 2008. Mr. Corcoran has been President of Corcoran Enterprises, LLC, a management consulting company, since 2001. He also served as Senior Advisor of The Carlyle Group, a private investment firm, from 2001 to 2017. Mr. Corcoran has held a number of senior executive positions, including President and CEO of Gemini Air Cargo, Inc. (a Carlyle Group company) from 2001 to 2004; President and CEO of Allegheny Teledyne Incorporated from 1999 through 2000; and President and COO of Lockheed Martin Corporation's Electronic Systems and Space & Strategic Missiles sectors from 1993 to 1999. Mr. Corcoran was also elected a corporate officer and rose to the number two position in G.E. Aerospace as VP and General Manager of G.E. Aerospace Operations in 1990, after beginning his career with General Electric Company in 1967.

- Extensive senior leadership experience as CEO of Gemini Air Cargo, CEO of Allegheny Teledyne, and COO of Lockheed Martin's Electronic Systems and Space & Strategic Missiles sectors
- Institutional shareholder perspective as a former Senior Advisor to the Carlyle Group for nearly 16 years
- ***Current Public Directorships:*** Director of Aerojet Rocketdyne and L3Harris Technologies



General Lance W. Lord, USAF (Ret.)

Former Commander,
U.S. Air Force Space Command

Director since 2015

Gen. Lord has served as a member of the Aerojet Rocketdyne Board of Directors since 2015. Since retiring from the U.S. Air Force in 2006 after 37 years of military service, Gen. Lord has been a Senior Associate of The Four Star Group, LLC, a private aerospace and defense advisory and consulting group, since 2008. In 2010, Gen. Lord founded L2 Aerospace, LLC (now known as OmniTeq, LLC), an innovative company to shape and influence the business competition in the dynamic and emerging commercial, civil and defense aerospace markets.

While in the military, Gen. Lord held a number of significant posts, including Commander, Air Force Space Command, from 2002 to 2006, during which time he was responsible for the development, acquisition and operation of Air Force space and missile weapon systems. In that position, he led more than 39,700 personnel who provided space and intercontinental ballistic missile combat capabilities to the North American Aerospace Defense Command and U.S. Strategic Command. Gen. Lord also received several prestigious military decorations in his career, including the Distinguished Service Medal and Legion of Merit. He is also the 2014 recipient of the American Astronautical Society's Military Astronautics Award.

- Over 37 years of direct A&D leadership experience, including as Commander of Air Force Space Command, where he was responsible for the development, acquisition and operation of Air Force space and missile weapon systems
- ***Current Public Directorships:*** Director of Aerojet Rocketdyne and Frequency Electronics

Source: Committee for Aerojet Rocketdyne Shareholders and Value Maximization, BoardEx, FactSet

22

The Independent Slate's Biographies (Cont'd)



Gail Baker

Former President of Aftermarket Services, Collins Aerospace

Nominee

Ms. Baker served as the President, Aftermarket services for Collins Aerospace from 2019 until her retirement in 2020. In this role, she led the $11 billion worldwide commercial and military aftermarket business and customer service organizations, and her responsibilities included customer-tailored solutions, long-term aftermarket programs, spares planning and delivery, asset management, technical and strategic planning and management of 14 global maintenance, repair and overhaul facilities. From 2017 to 2019, Ms. Baker served as the President, Intelligence, Surveillance, Reconnaissance and Space at Collins Aerospace. From 2015 to 2017, she served as the Vice President, Air Management Systems, European Entities and Aftermarket for UTC Aerospace Systems, a predecessor of Collins Aerospace. From 2011 to 2015, she also served as the President, Aerospace Customers and Business Development for UTC Aerospace Systems.

- Extensive A&D business development and strategy experience, including as the former President of After Market Services at Collins Aerospace, where she led the strategic planning and management of an $11 billion worldwide commercial and military aftermarket business
- ***Current Private Directorships:*** Director of Leonardo DRS and Argosy Investment Partners-Capewell Aerial Systems (AIP-CAS Holdings, LLC)



Marion C. Blakey

Former Administrator, FAA

Nominee

Ms. Blakey served as President and CEO of Rolls-Royce North America Inc. (RRNA) until 2018. Prior to joining Rolls-Royce, Blakey was President and CEO of the Aerospace Industries Association (AIA) for eight years where she provided the leading voice for the aerospace and defense industry representing more than 270 member companies.

From 2002 to 2007, Blakey was Administrator of the Federal Aviation Administration (FAA) where she operated the world's largest air traffic control system and managed 44,000 employees and a $14 billion budget. Prior to 2002, she held several senior positions including Chairman of the National Transportation Safety Board (NTSB) and Administrator of the U.S. Department of Transportation's National Highway Traffic Safety Administration (NHTSA), as well as ran her own consulting firm focusing on transportation and infrastructure issues.

- Extensive leadership experience, including as FAA Administrator, where she managed 44,000 employees and a $14 billion budget, and Chairman of the NTSB
- Also served as President and CEO of Rolls-Royce North America Inc. and President and CEO of the Aerospace Industries Association
- ***Current Public Directorships:*** Director of Sun Country Airlines, Eve Holding and New Vista Acquisition Corporation

Source: Committee for Aerojet Rocketdyne Shareholders and Value Maximization, BoardEx, FactSet

23

The Independent Slate's Biographies (Cont'd)



Maj. Gen. Charles F. Bolden, Jr. (Ret.)

Former Administrator,
NASA

Nominee

Maj. Gen. Bolden (Ret.) was the Administrator of the National Aeronautics and Space Administration (NASA) from July 2009 until January 2017. Bolden's 34 year career with the Marine Corps included 14 years as a member of NASA's Astronaut Office. After joining the office in 1980, he traveled into orbit four times aboard the space shuttle between 1986 and 1994, commanding two of the missions and piloting two others. Today, in addition to his numerous professional affiliations, Maj. Gen. Bolden serves as the Founder and CEO Emeritus of The Charles F. Bolden Group, providing leadership in the areas of Space/ Aerospace Exploration, National Security, STEM+AD Education and Health Initiatives.

- Over 34 years of direct A&D leadership experience, including as NASA Administrator for 8 years and as a member of NASA's Astronaut Office for 14 years, traveling into orbit four times aboard the space shuttle
- ***Current Public Directorships:*** Director of Atlas Air Worldwide
- ***Current Private Directorships:*** Director of Ligado Networks and Blue Cross Blue Shield of South Carolina



Deborah Lee James

Former Secretary,
U.S. Air Force

Nominee

Ms. James served as the 23rd Secretary of the United States Air Force, a position she held from December 2013 to January 2017. Prior to her role as Secretary of the Air Force, Ms. James held various executive positions during a 12-year tenure at Science Applications International Corporation (SAIC), most recently serving as Sector President, Technical and Engineering of the Government Solutions Group. SAIC is a provider of services and solutions in the areas of defense, health, energy, infrastructure, intelligence, surveillance, reconnaissance and cybersecurity to agencies of the U.S. Department of Defense (DoD), the intelligence community, the U.S. Department of Homeland Security, foreign governments and other customers. Earlier in her career, Ms. James served as Professional Staff Member for the House Armed Services Committee and as the DoD Assistant Secretary of Defense for Reserve Affairs.

- Extensive leadership experience, including as the 23rd Secretary of the U.S. Air Force
- Also held various executive positions during a 12-year tenure at Science Applications International Corporation, including as Sector President, Technical and Engineering of the Government Solutions Group
- ***Current Public Directorships:*** Director of Textron and Unisys

Source: Committee for Aerojet Rocketdyne Shareholders and Value Maximization, BoardEx, FactSet

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Appendix: Reconciliation of Unaudited Non-GAAP Financial Measures

Reconciliation of Unaudited Non-GAAP Financial Measures The Company provides the Non-GAAP financial measures of its performance called Adjusted EBITDAP, and Adjusted EPS. The Company uses these metrics to measure its operating and total Company performance. The Company believes that for management and investors to effectively compare core performance from period to period, the metrics should exclude items that are not indicative of, or are unrelated to, results from the ongoing business operations such as retirement benefits (pension and postretirement benefits), significant non-cash expenses, the impacts of financing decisions on earnings, and items incurred outside the ordinary, ongoing and customary course of business. Accordingly, the Company defines Adjusted EBITDAP as GAAP net income adjusted to exclude interest expense, interest income, income taxes, depreciation and amortization, retirement benefits net of amounts that are recoverable under the Company's U.S. government contracts, and unusual items which the Company does not believe are reflective of such ordinary, ongoing and customary activities. Adjusted EPS excludes retirement benefits net of amounts that are recoverable under its U.S. government contracts and unusual items which the Company does not believe are reflective of such ordinary, ongoing and customary activities. Adjusted EPS does not represent, and should not be considered an alternative to, diluted EPS as determined in accordance with GAAP. 25

Important Information

This communication is being made in the participants’ individual capacity, and not by or on behalf of Aerojet Rocketdyne Holdings, Inc. (the “Company”). No Company resources were used in connection with these materials. On June 1, 2022, Eileen P. Drake, General Kevin Chilton, USAF (Ret.), General Lance Lord, USAF (Ret.) and Thomas Corcoran (the “Incumbent Directors”) filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for a special meeting of stockholders of the Company to be held on June 30, 2022.

STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Stockholders may obtain a free copy of the definitive proxy statement, any amendments or supplements thereto and other documents that the Incumbent Directors file with the SEC from the SEC’s website at www.sec.gov. The Incumbent Directors, together with Gail Baker, Marion Blakey, Charles Bolden and Deborah Lee James, may be deemed participants in the solicitation of proxies from stockholders. Information about the participants is set forth in the definitive proxy statement.

Contact:

D.F. King & Co., Inc.

Edward T. McCarthy / Tom Germinario

AJRD@dfking.com

Committee’s Website:

https://maximizeajrdvalue.com/